Exhibit 24.1

Limited Power of Attorney - Securities Law Compliance

This statement confirms that the undersigned, as a director (and, as of the date hereof, as a nominee for director) of KLA-Tencor Corporation (the "Corporation"), hereby appoints Brian Martin (in his role as corporate secretary) and Jeffrey Eisenberg (in his role as corporate assistant secretary), and each of them, the undersigned's true and lawful attorney-in-fact and agent to:

1. complete and execute Forms ID, 3, 4 and 5 and other forms (including any amendments thereto) as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended, the "Act") and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of or in connection with the undersigned's appointment as a director of the Corporation, the undersigned's request for filing codes from the Securities and Exchange Commission ("SEC"), or the undersigned's ownership, acquisition or disposition of securities of the Corporation; and

2. to do all acts necessary in order to file such forms with the SEC, or any securities exchange or national association, that the Corporation and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with the Act.  This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's ownership of and transactions in securities of the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the Corporation and the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at San Mateo, California as of the date set forth below.

Signature: /s/ Emiko Higashi
Print Name: Emiko Higashi
Dated: October 18, 2010

Witness:

Signature: /s/ William R. Daniels
Print Name: William R. Daniels
Dated: October 18, 2010